Exhibit 99.1

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 26, 2000)


                        [SOFTWARE HOLDRS(SM) TRUST LOGO]

                        1,000,000,000 Depositary Receipts
                            Software HOLDRS(SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated September 26, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS(SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                            Share         Primary
 Name of Company                             Ticker        Amounts    Trading Market
Adobe Systems Incorporated                    ADBE            6         Nasdaq NMS
BMC Software, Inc.                            BMC             7            NYSE
Check Point Software Technologies Ltd.        CHKP            6         Nasdaq NMS
Computer Associates International, Inc.        CA            17            NYSE
i2 Technologies, Inc.                         ITWO           10         Nasdaq NMS
Intuit Inc.                                   INTU            6         Nasdaq NMS
Macromedia, Inc.                              MACR            1         Nasdaq NMS
Mercury Interactive Corporation               MERQ            2         Nasdaq NMS
Micromuse Inc.                                MUSE            2         Nasdaq NMS
Microsoft Corporation                         MSFT           15         Nasdaq NMS
Nuance Communications, Inc.                   NUAN            1         Nasdaq NMS
Oracle Corporation                            ORCL           24         Nasdaq NMS
Peoplesoft, Inc.                              PSFT            8         Nasdaq NMS
Openwave Systems Inc.                         OPWV            2         Nasdaq NMS
Rational Software Corporation                 RATL            5         Nasdaq NMS
SAP AG-preference shares                      SAP            16            NYSE
Sapient Corporation                           SAPE            3         Nasdaq NMS
Siebel Systems, Inc.                          SEBL            8         Nasdaq NMS
TIBCO Software Inc.                           TIBX            5         Nasdaq NMS
Veritas Software Corporation                  VRTS            7         Nasdaq NMS

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2001.